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                                                                     EXHIBIT 3.8

                            AMENDED & RESTATED BYLAWS
                                       OF
                             DAPPER TIRE CO., INC.,
                            A CALIFORNIA CORPORATION

                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

Section 1. PLACE OF MEETINGS.

      All meetings of the shareholders shall be held at the office of the corporation or at such other place within or outside the State of California as may be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS.

      The annual meeting of the shareholders shall be held each year at the time and on the day as follows:

      Time of Meeting: 10:00 a.m.

      Date of Meeting: December 16

      If this day shall be a legal holiday or the Board of Directors shall otherwise elect not to hold the annual meeting on such date, then the annual meeting shall be held on the date and at the time determined by the Board and set forth in Notice of the meeting given to shareholders in accordance with
Section 4 of this Article, provided such date shall be not later than 60 days after the date designated above. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL MEETINGS.

      Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the chairman of the Board, if any, the president, the secretary or an assistant secretary, or by shareholders holding not less than ten percent of the shares. Upon request in writing to the chairman of the Board, if any, the president, vice-president, or secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request.

Section 4. NOTICE OF MEETINGS.

      Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by

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the shareholders, but, subject to the provisions of California Corporations Code
Section 601(f), any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

      Notice of a shareholders' meeting or any report shall be given either personally or by first-class mail or, in the case of a corporation with outstanding shares held of record by 500 or more persons (determined as provided in Section 605) on the record date for the shareholders' meeting, notice may be sent third-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice or, if no such address, appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with California Corporations Code Section 113, executed by the secretary, assistant secretary, or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

      If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

      When a shareholders' meeting is adjourned to another time or place, except as provided in this Section 4, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. CONSENT TO SHAREHOLDERS' MEETINGS.

      The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any

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business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting, or approval of the minutes thereof, except as provided in California Corporations Code
Section 601 (f).

Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING.

      Unless otherwise provided in the articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, (a) notice of any shareholder approval pursuant to California Corporations Code Sections 310, 317, 1201, or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and (b) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Any notice required to be given pursuant to this Section 6 shall be given in accordance with California Corporations Code Section 601(b).

Section 7. QUORUM.

      Unless otherwise provided in the articles of incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

      If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or as provided in this Section 7.

      The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in this Section 7.

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Section 8. VOTING RIGHTS: CUMULATIVE VOTING.

      Every shareholder complying with this Section 8 and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

      No shareholder shall be entitled to cumulate votes (i.e., cast far any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

      In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Section 9. PROXIES.

      Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the California Corporations Code shall be presumptively valid.

      No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 9. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

      Any form of proxy or written consent distributed to ten or more shareholders at any such time as this corporation has outstanding shares held of record by 100 or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and shall provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matter, the shares will be voted in accordance therewith.

      Every form of proxy or written consent which provides an opportunity to specify approval or disapproval with respect to any proposal shall also contain an appropriate space marked "abstain," whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked "abstain" by the shareholder

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with respect to a particular proposal shall not be voted either for or against such proposal. This corporation shall make use of proxies in accordance with California Corporations Code Sections 604 and 705.

Section 10. RECORD DATE OF OWNERSHIP OF SHARES.

      In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

      If no record date is fixed:

      (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

      (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

      (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the 60th day prior to the date of such other action, whichever is later.

      A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

      Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles or by agreement or in the California Corporations Code.

Section 11. ORGANIZATION.

      The president shall call the meeting of the shareholders to order and shall act as chairman of the meeting. In the event of the absence or disability of the president, the shareholders shall appoint a chairman for such meeting. The secretary of the company shall act as secretary of all meetings of the shareholders. In the absence of the secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

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Section 12. INSPECTORS OF ELECTION.

      In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

      The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                   ARTICLE II
                             DIRECTORS; MANAGEMENT

Section 1. POWERS.

      Subject to the limitation of the Articles of Incorporation, these Bylaws, and the California Corporations Code relating to action required to be approved by the shareholders (California Corporations Code Section 153) or by the outstanding shares (California Corporations Code Section 152), the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. NUMBER AND QUALIFICATION.

      The authorized number of directors of the corporation shall be at least three (3) but no more than five (5), none of whom need to be the shareholders of the corporation.

      After the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares (California Corporations Code Section 152); provided, however, that a Bylaw or amendment of the articles reducing the fixed number or the minimum number of

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directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

Section 3. ELECTION AND TENURE OF OFFICE.

      At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting.

      Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. VACANCIES.

      Unless otherwise provided in the articles and except for a vacancy created by the removal of a director, vacancies on the Board of Directors (including vacancies created by the removal of a director) may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

      Any director may resign effective upon giving written notice to the chairman of the Board, if any, the president, the secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to o fake office when the resignation becomes effective.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such directors' term of office.

Section 5. REMOVAL OF DIRECTORS.

      The entire Board of Directors or any individual director may be removed from office as provided by California Corporations Code Sections 303 and 304.

Section 6. PLACE OF MEETINGS.

      Meetings of the Board may be held at any place within or outside the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated by resolution of the Board.

Section 7. ANNUAL ORGANIZATION MEETINGS.

      The annual organization meeting of the Board of Directors shall be a regular meeting and shall be held immediately following the adjournment of the annual meeting of the shareholders. Notice of this meeting shall not be required.

Section 8. OTHER REGULAR MEETINGS.

      Regular meetings of the Board of Directors shall be held from time to time at the corporate offices or at such other place as may be designated by the Board of Directors. No notice need be given of such regular meetings.

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Section 9. SPECIAL MEETINGS - NOTICES.

      Unless otherwise provided in the Articles of Incorporation, special meetings of the Board of Directors for any purpose or purposes may be called by the Chairman of the Board, if any, or the president or any vice president or the secretary or any two directors.

      Special meetings of the Board shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. Neither the Articles nor these Bylaws may dispense with notice of a special meeting, but a lack of notice will not invalidate actions taken at a special meeting so long as the provisions of Section 10 hereof are met. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board.

Section 10. WAIVER OF NOTICE.

      Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement the lack of notice to such director.

      The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. DIRECTORS ACTING WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT.

      Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 12. NOTICE OF ADJOURNMENT.

      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 13. QUORUM.

      A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business.

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      Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to California Corporations Code Sections 310 and 317(e). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

      The provisions of this Section 13 apply also to committees of the Board and incorporators and action by such committees and incorporators, mutatis mutandis.

Section 14. USE OF CONFERENCE TELEPHONE.

      Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section l5. COMPENSATION OF DIRECTORS.

      Directors, as such, shall not receive any stated salary for their services. By resolution of the Board, a fixed amount and expenses of attendance, if any, may be allowed for attendance at each annual, regular, and/or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

Section 16. EXECUTIVE COMMITTEE.

      An executive committee may be appointed by resolution passed by a majority of the whole Board. The executive committee shall be composed of members of the Board and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors. It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.

                                   ARTICLE III
                                    OFFICERS

Section 1. OFFICERS.

      The officers of the corporation shall be a president, a secretary, and a chief financial officer/treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as maybe appointed in accordance with the provisions of
Section 3 of this ARTICLE III. Any number of offices may be held by the same person.

Section 2. ELECTION.

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this ARTICLE III, shall be chosen annually by the Board of Directors. Each shall hold office until they shall resign or shall be removed or otherwise disqualified to serve or their successors shall be elected and qualified.

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Section 3. SUBORDINATE OFFICERS.

      The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION.

      Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such o resignation shall not be necessary to make it effective.

Section 5. VACANCIES.

      A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD.

      The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to such officer by the Board of Directors or prescribed by these Bylaws.

Section 7. PRESIDENT.

      Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the president shall be the chief executive officer of the corporation, shall be subject to the control of the Board of Directors, and shall have general supervision, direction, and control of the business and officers of the corporation. In the absence of the Chairman, the president shall preside at all meetings of the Board of Directors. The president shall be ex officio a member of all the standing committees, including the executive committee, if any, shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8. VICE-PRESIDENTS.

      In the event the Board shall elect one or more vice presidents, in the absence or in the event of the disability of the president, the vice presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice

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presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 9. SECRETARY.

      The secretary shall keep, or cause to be kept, at the principal office of the corporation or at such other place as the Board of Directors may order a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 10. CHIEF FINANCIAL OFFICER/TREASURER.

      The chief financial officer/treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by a director.

      The chief financial officer/treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors, shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all transactions performed as chief financial officer/treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                                   ARTICLE IV
              INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
                                     AGENTS.

The corporation shall, to the maximum extent permitted by the California Corporations Code, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding

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arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Article IV, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

                                    ARTICLE V
                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. RECORDS.

      The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board, and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 2. WAIVER OF CALIFORNIA CORPORATIONS CODE SECTION 1501.

      The requirement that the Board cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year is hereby expressly waived so long as this corporation has less than one 100 holders of record of its shares; provided, however, nothing contained herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as it deems appropriate.

      Section 3. INSPECTION OF BYLAWS, LISTS, BOOKS, RECORDS.

      The shareholders and other persons described in California Corporations Code Sections 213, 1600, and 1601 shall and do have the rights accorded them in said Sections regarding these Bylaws, as the same may be amended from time to time, a record and list of the shareholder's names and addresses and shareholdings, and the accounting books, records, and minutes of proceedings of the shareholders, the Board, and committees of the Board. The directors and other persons described in California Corporations Code Section 1602 shall and do have the rights accorded them in said Section regarding all books, records, and documents of every kind and regarding inspection of the physical properties of the corporation as well as any subsidiary corporations, domestic or foreign.

Section 4. CHECKS, DRAFTS, INDEBTEDNESS.

      All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

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

Section 5. CONTRACTS, OTHER INSTRUMENTS - HOW EXECUTED.

      The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6. ANNUAL STATEMENT.

      This corporation shall, within 90 days after the filing of its original Articles of Incorporation and annually thereafter during the applicable filing period (as defined in California Corporations Code Section 1502(c)) in each year, file on a form prescribed by the California Secretary of State a statement containing: (a) the presently authorized number of its directors; (b) the names and complete business or residence addresses of its incumbent directors; (c) the names and complete business or residence addresses of its chief executive officer, secretary, and chief financial officer/treasurer, (d) the street address of its principal executive office; (e) if the address of its principal executive office is not in this state, the street address of its principal business office in this state, if any; and (f) a statement of the general type of business which constitutes the principal business activity of the corporation.

      The statement shall also designate a natural person residing in this state or a corporation which has complied with California Corporations Code Section 1505 and whose capacity to act as such agent has not terminated as the agent of this corporation for the purpose of service of process. If a natural person is designated, the statement shall set forth such person's complete business or residence address. If a corporate agent is designated, no address for it shall be set forth.

                                   ARTICLE VI
                      CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES.

      Every holder of shares in this corporation shall be entitled to have a certificate, signed in the name of the corporation by the chairman of the Board or the president and by the chief financial officer/treasurer or an assistant chief financial officer/treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Section 2. TRANSFER ON THE BOOKS.

      Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES.

      This corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed. The corporation may require the owner of the lost, stolen, or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 4. TRANSFER AGENTS AND REGISTRARS.

      The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, which may be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS.

      The Board of Directors may close the transfer books in their discretion for a period not exceeding 30 days preceding any meeting, annual or special, of the shareholders or the day appointed for the payment of a dividend.

Section 6. LEGEND CONDITION.

      In the event any shares of this corporation are issued pursuant to a consent, permit, or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall cause said legend to appear "on the certificate" (as defined in California Corporations Code Section 174) and on the stub relating thereto in the stock record book and shall not be required to transfer any shares unless an exemption regarding such transfer exists or until an amendment to such consent or permit, or a new consent or permit, be first issued authorizing such transfer. To the extent applicable, the statements set forth in California Corporations Code
Section 418(a) shall also appear "on the certificate" (as defined in California Corporations Code Section 174) and on the stub relating thereto.

Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

      The chairman of the board, if any, the president, or any other person authorized by resolution of the Board of Directors is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

                                   ARTICLE VII
                                 CORPORATE SEAL

The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California".

                                  ARTICLE VIII
                              AMENDMENTS TO BYLAWS

Section 1. BY SHAREHOLDERS.

      New Bylaws may be adopted or these Bylaws may be repealed or amended by approval of the outstanding shares (California Corporations Code Section 1.52).

Section 2. POWERS OF DIRECTORS.

      Subject to the right of the shareholders to adopt, amend, or repeal Bylaws as provided in Section 1 of this ARTICLE VIII, the Board of Directors may adopt, amend, or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors as provided in California Corporations Code Section 212(a).

Section 3. RECORD OF AMENDMENTS.

      Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE IX
                    AMENDMENTS TO ARTICLES OF INCORPORATION

The Articles of Incorporation of this corporation may be amended only in accordance with Chapter 9, Division 1, of Title 1 of the California Corporations Code commencing with Section 900.

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

                           CERTIFICATE OF ADOPTION OF
                           AMENDED AND RESTATED BYLAWS
                            OF DAPPER TIRE CO., INC.,
                            A CALIFORNIA CORPORATION

The undersigned, being all of the directors of this corporation hereby assent to the foregoing Amended and Restated Bylaws, and adopt the same as the Amended and Restated Bylaws of this corporation.

Effective as of December 16, 1999.

                                                DIRECTORS:

                                                /s/ Sal Marquez
                                                --------------------------------
                                                Sal Marquez

                                                /s/ Charles Hillock
                                                --------------------------------
                                                Charles Hillock

                                                /s/ John W. Richardson
                                                --------------------------------
                                                John W. Richardson

                        SIGNATURES CONTINUE ON NEXT PAGE

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

                           CERTIFICATE OF ADOPTION OF
                         AMENDED AND RESTATED BYLAWS OF
                             DAPPER TIRE CO., INC.,
                            A CALIFORNIA CORPORATION

THIS IS TO CERTIFY that I am the duly elected, qualified and acting Secretary of the above named corporation and that the foregoing Amended and Restated Bylaws were adopted as the Amended and Restated Bylaws of said corporation on December 16, 1999, by the Board of Directors of said corporation.

Effective as of December 16, 1999.

                                                /s/ Sal Marquez
                                                --------------------------------
                                                Sal Marquez, Secretary

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